As filed with the Securities and Exchange Commission on March 17, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Metagenomi, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3909017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Metagenomi, Inc.

5959 Horton Street, 7th Floor

Emeryville, California 94608

(510) 871-4880

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Metagenomi, Inc. 2024 Stock Option and Incentive Plan

Metagenomi, Inc. 2024 Employee Stock Purchase Plan

(Full title of the plans)

Brian C. Thomas, Ph.D.

Chief Executive Officer

Metagenomi, Inc.

5959 Horton Street, 7th Floor

Emeryville, California 94608

(510) 871-4880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom

Edwin M. O’Connor

Justin S. Platt

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering (a) an additional 1,870,923 shares of common stock, par value $0.0001 per share (“Common Stock”), of Metagenomi, Inc. (the “Registrant”) available for issuance under the Registrant’s 2024 Stock Option and Incentive Plan (the “2024 Plan”), which were added on January 1, 2025 pursuant to an “evergreen” provision therein, and (b) an additional 374,184 shares of Common Stock of the Registrant available for issuance under the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”), which were added on January 1, 2025 pursuant to an “evergreen” provision therein, for which a Registration Statement on Form S-8 relating to the same employee benefit plans are effective.

These additional shares of Common Stock are of the same class as the other securities for which the Registrant’s Registration Statement on Form S-8 (File No. 333-276983) filed with the Securities and Exchange Commission (“Commission”) on February 9, 2024 is effective.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by the Registrant on February 9, 2024 (File No. 333-276983) related to the 2024 Plan and the 2024 ESPP are incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)
The Registration’s Annual Report on Form 10-K filed with the Commission on March 17, 2025;
(b)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 16, 2025 and March 17, 2025; and
(c)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41949), filed by the Registrant with the Commission on February 5, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Exhibit Table

4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 13, 2024 (File No. 001-41949)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 13, 2024 (File No. 001-41949)).

4.3

Registration Rights Agreement among the Registrant and certain of its stockholders, dated January 24, 2024 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-276413)).

4.4	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-276413)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

Metagenomi, Inc. 2024 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-276413)).

99.2	Metagenomi, Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-276413)).

107*	Filing fee table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 17th day of March, 2025.

Metagenomi, Inc.

By:	/s/ Brian C. Thomas
Brian C. Thomas, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Brian C. Thomas and Pamela Wapnick, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Brian C. Thomas	Chief Executive Officer and Director	March 17, 2025
Brian C. Thomas, Ph.D.	(Principal Executive Officer)

/s/ Pamela Wapnick	Chief Financial Officer	March 17, 2025
Pamela Wapnick, M.B.A.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jian Irish	President, Chief Operating Officer and Director	March 17, 2025
Jian Irish, Ph.D., M.B.A.

/s/ Sebastián Bernales	Director	March 17, 2025
Sebastián Bernales, Ph.D.

/s/ Eric Bjerkholt	Director	March 17, 2025
Eric Bjerkholt, M.B.A.

/s/ Willard Dere	Director	March 17, 2025
Willard Dere, M.D.

/s/ Juergen Eckhardt	Director	March 17, 2025
Juergen Eckhardt, M.D., M.B.A.